Exhibit 99.1

Light & Wonder Announces Successful Completion of Debt Refinancing Transactions, Delivering on Promise to Transform the Balance Sheet

Reduces principal amount of outstanding debt from $8.8 billion to $4.0 billion1 and adjusted net debt leverage ratio2 to below 3.9x from 6.2x, significantly strengthening credit profile

Further enhances cash flow profile with an estimated annualized cash interest savings of $225 million3

Las Vegas – April 14, 2022 – Scientific Games Corporation, doing business as Light & Wonder, (NASDAQ: SGMS) (“Light & Wonder” or the “Company”) today announced it achieved a major milestone in transforming and deleveraging its balance sheet. The Company retired its existing $4.0 billion term loan and redeemed $3.0 billion of its secured and unsecured notes using proceeds from the divestiture of the Lottery Business and a new $2.2 billion term loan facility. In conjunction with the new term loan, the Company also entered into a new $750 million revolving credit facility.

These actions reflect successful execution of Light & Wonder’s balanced and opportunistic approach to capital allocation which prioritizes:

•	Priority #1: Debt reduction to a target net debt leverage ratio range[2] of 2.5x to 3.5x, with today’s announced actions representing significant progress on this priority, reducing the principal amount of debt outstanding by $4.8 billion. The Company estimates an annualized cash interest savings of $225.0 million as a result of these actions. In addition, the covenant-light nature of the new term loan facility provides Light & Wonder with the flexibility to execute on its capital allocation priorities. Taking the refinancing transactions into account, combined with the previously announced sale of our Lottery Business, the Company’s adjusted net debt reflecting refinancing transactions and the Lottery Business sale[2] and adjusted net debt leverage ratio reflecting refinancing transactions and the Lottery Business sale[2] as of December 31, 2021 would have been approximately $3.2 billion and 3.9x, compared to $8.2 billion and 6.2x reported as of December 31, 2021, respectively.

1 Principal amount of outstanding debt as of December 31, 2021 compared to such principal amount adjusted for the impact of the April 14, 2022 refinancing transactions described herein. Refer to the principal debt balance supplemental information at the end of this release.

2 Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

3 Term loan interest rate calculated based on the current interest rate, undrawn revolving credit facility, and a portion of 2025 Secured Notes reflective of an interest rate of approximately 2.946% as a result of certain cross-currency interest rate swap agreements, more fully described in the principal debt balance supplemental information at the end of this release.

•	Priority #2: Share buy-backs to return substantial capital to shareholders now and in the future, with the Company continuing to actively repurchase shares under its $750 million share repurchase authorization.
•	Priority #3: Disciplined investment in key growth opportunities, prioritizing using capital for buy-backs, debt reduction and organic investments unless M&A delivers greater long-term value.

“With the sale of our Lottery Business we are making rapid progress executing on our strategy to transform our business,” said Light & Wonder Chief Executive Officer Barry Cottle. “We see tremendous opportunity to create value for our shareholders and other stakeholders by building great games and franchises to entertain our players wherever and whenever they want to play. The steps we are taking to strengthen our balance sheet will enhance our ability to create value and the speed at which we can unlock that value and achieve our vision of becoming the leading cross-platform global game company.”

Light & Wonder Chief Financial Officer Connie James added, “The debt reduction and refinancing is yet another monumental milestone in our efforts to strengthen our financial position and advance our capital allocation strategy. We were very pleased with the market’s response to our debt transaction, which allowed us to achieve favorable pricing and improve our credit ratings. This transaction optimizes our capital structure and provides the balance sheet integrity and financial flexibility to invest in future growth. We are strongly positioned to drive tremendous shareholder value.”

Details of the Transaction

The new first lien term loan facility has a principal balance of $2.2 billion maturing in 2029. Loans under the new first lien term loan facility will, at the Company’s option, initially bear interest at either (i) Adjusted Term SOFR Rate (as defined in the credit agreements), plus 3.00% or (ii) a base rate plus 2.00%.

The Company also successfully obtained commitments for a $750.0 million asset-based revolving credit facility maturing in 2027. The new revolving credit facility replaced the Company's existing $650.0 million revolving credit facility maturing in 2024. Loans under the new revolving facility will, at the Company’s option, initially bear interest at either (i) Adjusted Term SOFR Rate (or an alternative benchmark rate for non-US dollar borrowings), plus 2.00% or (ii) ABR plus 1.00%.

With the addition of the new term loan facility, the Company’s weighted average life of debt increased to approximately 6.4 years. The new credit facility is secured by substantially all assets of the Company and any of its existing or future material domestic subsidiaries, subject to customary exceptions.

The proceeds of the new term loan facility, along with a portion of the $5.0 billion of net after-tax cash proceeds of the sale of the Company’s Lottery Business, were used to prepay in full and terminate all commitments under the Company's existing $4.0 billion term loan facility maturing in 2024; to redeem in full its 5.000% Senior Secured Notes due 2025, 3.375% Senior Secured Euro Notes due 2026, 5.500% Senior Unsecured Euro Notes due 2026, and 8.250% Senior Unsecured Notes due 2026; and to pay accrued and unpaid interest thereon plus any related premiums, fees and expenses. Total principal amount of debt retired or refinanced was $7.0 billion.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

© 2022 Scientific Games Corporation. All rights reserved.

About Light & Wonder

Scientific Games Corporation, doing business as Light & Wonder, is a global leader in cross-platform games and entertainment. The Company brings together over 5,600 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Investor Inquiries

Jim Bombassei, Senior Vice President of Investor Relations

jbombassei@lnw.com

Media Inquiries

Nick Lamplough / T.J. O'Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Principal Debt Balance Supplemental Information

			Outstanding		Outstanding
			Principal Value	April 14, 2022	Principle Value As
	Final		As of Dec. 31,	Refinancing	of Dec. 31, 2021-
(unaudited, $ in millions)	Maturity	Rate(s)	2022	Impact(1)	Adjusted(1)
Senior Secured Credit Facilities:
SGI Term Loan B-5	2024	variable	$4,018	$(4,018)	$-
New Term Loan	2029	variable	-	2,200	2,200
SGI Senior Notes:
2025 Secured Notes(2)	2025	5.000%	1,250	(1,250)	-
2026 Secured Euro Notes	2026	3.375%	367	(367)	-
2025 Unsecured Notes	2025	8.625%	550	-	550
2026 Unsecured Euro Notes	2026	5.500%	283	(283)	-
2026 Unsecured Notes	2026	8,250%	1,100	(1,100)	-
2028 Unsecured Notes	2028	7.000%	700	-	700
2029 Unsecured Notes	2029	7.250%	500	-	500
Other(3)	2023	4.089%	4	-	4
Total long-term debt outstanding			$8,772	$(4,818)	$3,954

(1)	Represents outstanding principal value debt balances as of December 31, 2021 that conforms to the presentation found in Note 15 to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K adjusted for the impact of April refinancing transactions described in this release and $98 million principal reduction related to 2022 payments before the refinancing transactions,

(2)	We entered into certain cross-currency interest rate swap agreements to achieve more attractive interest rates by effectively converting $460 million of the fixed-rate, U.S. Dollar-denominated 2025 Secured Notes, including the semi-annual interest payments through October 2023, to a fixed-rate Euro-denominated debt, with a fixed annual weighted average interest rate of approximately 2.9461%

(3)	Primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470.

Non-GAAP Reconciliations

Reconciliation of Adjusted Net Debt Reflecting Refinancing Transactions and the Lottery Business Sale and Adjusted Net Debt Leverage Ratio Reflecting Refinancing Transactions and the Lottery Business Sale ($ in billions, except for ratio, unaudited)

	December 31, 2021	Refinancing Transactions and Lottery Business Sale Adjustments		Adjusted Net Debt Reflecting Refinancing Transactions and the Lottery Business Sale and Adjusted Net Debt Leverage Ratio Reflecting Refinancing Transactions and the Lottery Business Sale
Combined AEBITDA(1)	$1.3	(0.5	)(4)	$0.8
Total debt	$8.7			$8.7
Add: Unamortized debt discount/ premium and deferred financing costs, net	0.1			0.1
Add: Impact of exchange rate(2)	0.1			0.1
Less: Debt not requiring cash repayment and other	(0.0)			(0.0)
Principal face value of debt outstanding	8.8	(4.9	)(5)	4.0
Less: Combined Cash and cash equivalents(3)	0.6	0.1	(6)	0.7
Net debt	$8.2			$3.2
Net debt leverage ratio	6.2x			3.9x

(1) Additional information on certain non-GAAP financial measures presented herein (Combined AEBITDA, Net debt and Net debt leverage ratio) is available in the Company’s fourth quarter and full year 2021 earnings release furnished with our Current Report on Form 8-K dated March 1, 2022.

(2) Impact of exchange rate is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes, translated at constant foreign exchange rate at issuance of these notes.

(3) Includes cash and cash equivalents of both continuing operations and discontinued operations, as the combined amount is available for debt payments.

(4) Adjusted for Lottery Business discontinued operations and equity investments included in continuing operations.

(5) Represents a reduction of principal amount of outstanding debt as of December 31, 2021 for the impact of April 14, 2022 refinancing transactions described herein. Refer to the principal debt balance supplemental information at the end of this release.

(6) Includes estimated pending Austria Lottery Business proceeds of approximately $104 million, net of cash transferred as a part of the sale.

Notes: The basis of accounting and presentation of financial statements by the Lottery and Sports Betting Businesses in the future in connection with their divestiture and planned divestiture, respectively, may differ materially from those of the Company, including as presented herein or in our fourth quarter and full year 2021 earnings release furnished with our Current Report on Form 8-K dated March 1, 2022.

Due to rounding and presentation in billions, certain subtotals may not foot.

Reconciliation of Consolidated AEBITDA – Continuing Operations, Discontinued Operations, Combined AEBITDA ($ in billions, unaudited)

Year Ended
December 31,
2021
Reconciliation of Net Income Attributable to SGC to Consolidated AEBITDA - Continuing Operations
Net income attributable to SGC	$0.4
Net income attributable to noncontrolling interest	0.0
Net income from discontinued operations, net of tax	(0.4)
Net income from continuing operations	$0.0
Restructuring and other	0.2
Depreciation, amortization and impairments	0.4
Interest expense	0.5
Stock-based compensation	0.1
Income tax benefit and other, net(1)	(0.4)
Consolidated AEBITDA - continuing operations(2)	$0.8
Reconciliation of Net Income from Discontinued Operations, Net of Tax to AEBITDA from Discontinued Operations
Net income from discontinued operations, net of tax	$0.4
Income tax benefit	0.1
Depreciation, amortization and impairments	0.1
EBITDA from equity investments(3)	0.1
Other, net(4)	(0.1)
AEBITDA from discontinued operations and other(5)	$0.5
Combined AEBITDA(6)	$1.3

(1) Other includes gain on remeasurement of debt and other (income) expense, net.

(2) Refer to the Consolidated AEBITDA - continuing operations and AEBITDA from discontinued operations described below.

(3) EBITDA from equity investments is a non-GAAP financial measure reconciled to the most directly comparable GAAP measure in the accompanying supplemental table below.

(4) Includes restructuring and other, earnings from equity investments, stock-based compensation and other (income) expense, net.

(5) AEBITDA from discontinued operations, a non-GAAP measure, is derived based on the historical records and includes only those direct costs that are allocated to discontinued operations.

(6) Combined AEBITDA consists of Consolidated AEBITDA - continuing operations, AEBITDA from discontinued operations and EBITDA from equity investments included in continuing operations of $8 million. Refer to non-GAAP financial measures definitions below for further details.

Note: Due to rounding and presentation in billions, certain subtotals may not foot.

Reconciliation of Earnings from Equity Investments to EBITDA from Equity Investments ($ in millions, unaudited)

Year Ended
December 31,
2021
Combined Earnings from equity investments (1)	$47
Add: Income tax expense	10
Add: Depreciation, amortization and impairments	32
Add: Interest income, net and other	(1)
Combined EBITDA from equity investments (2)	$88

(1) Includes $5 million of earnings from equity investment included in continuing operations.

(2) Includes $8 million of EBITDA from equity investment included in continuing operations.

Forward-Looking Statements

In this press release, the Company makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "will," "may," and "should." These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2022 (including under the headings "Forward-Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less combined cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, but it does not include other long-term obligations of $4 million primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470. In addition, principal face value of debt outstanding with respect to the 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes as those amounts remain payable at the original issuance amounts in Euro. Net debt leverage ratio represents Net debt divided by Combined AEBITDA (as defined below).

The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the relevant period.

Adjusted Net Debt Reflecting Refinancing Transactions and the Lottery Business Sale and Adjusted Net Debt Leverage Ratio Reflecting Refinancing Transactions and the Lottery Business Sale

Adjusted net debt reflecting refinancing transactions and the Lottery Business sale, as used herein, is a non-GAAP financial measure defined as net debt as of December 31, 2021, plus pending Austria Lottery Business proceeds of approximately $104 million less cash held at Lottery Business. Adjusted net debt leverage ratio reflecting refinancing transactions and the Lottery Business sale, as used herein, is a non-GAAP financial measure defined as adjusted net debt reflecting refinancing transactions and the Lottery Business sale divided by Combined FY 2021 AEBITDA, excluding Lottery Business operations and certain immaterial continuing operations equity method investments.

Combined AEBITDA

Combined AEBITDA, as used herein, is a non-GAAP financial measure that combines Consolidated AEBITDA (representing our results of continuing operations), AEBITDA from discontinued operations, and EBITDA from equity investments included in continuing operations and is presented as a supplemental disclosure and more fully described in the Company’s fourth quarter and full year 2021 earnings release furnished with our Current Report on Form 8-K dated March 1, 2022.

Consolidated AEBITDA (representing AEBITDA from continuing operations)

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s continuing operations and is reconciled to net income (loss) from continuing operations as the most directly comparable GAAP measure, as set forth in the schedule above. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies. Consolidated AEBITDA includes the following adjustments: (1) net income attributable to noncontrolling interest; (2) net income from discontinued operations, net of tax; (3) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (4) depreciation and amortization expense and impairment charges and goodwill impairments; (5) change in fair value of investments and gain (loss) on remeasurement of debt; (6) interest expense; (7) income tax benefit; (8) stock-based compensation; and (9) other (income) expense, net including foreign currency (gains), and losses and earnings from equity investments.

AEBITDA from Discontinued Operations

AEBITDA from discontinued operations, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure for the Company’s discontinued operations and is reconciled to net income from discontinued operations, net of tax as the most directly comparable GAAP measure, as set forth in the schedule above. AEBITDA from discontinued operations should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA from discontinued operations may differ from similarly titled measures presented by other companies. AEBITDA from discontinued operations includes the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (2) depreciation and amortization expense and impairment charges and goodwill impairments; (3) income tax benefit; and (4) stock-based compensation and other, net. In addition to the preceding adjustments, we exclude (earnings) loss from equity investments and add (without duplication) discontinued operations pro rata share of EBITDA from equity investments, which represents their share of earnings (whether or not distributed) before income tax expense, depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of AEBITDA from discontinued operations.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for Lotterie Nazionali S.r.l.), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investments. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings (loss) of equity investments, the most directly comparable GAAP measure, in a schedule above.